UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-40563	90-1505893
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue
New York, New York 10018
(Address of principal executive offices)

(855) 931 1500
(Registrant’s telephone number, including area code)

 100 Waugh Drive, Suite 300
Houston, Texas 77007
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Common Stock Purchase Warrants	RCRT RCRTW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 7, 2021, Recruiter.com Group, Inc. (the “Company”), a Nevada corporation, entered into and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with Parrut, Inc. (“Parrut”), and certain individuals named therein.

Parrut does business as Uncubed and, pursuant to the Purchase Agreement, the Company acquired the assets of the Technology Solutions Division of Uncubed. The purchased assets include assets related to Finalist, an online marketplace for sourcing and screening early-professional software and data candidates and assets related to Uncubed’s job board technology and candidate engagement platform which includes Mediabistro, a job board and professional community for media, content, and creative professionals.

The amount due at closing was $3,500,000, consisting of $500,000 in cash, a $1,750,000 promissory note with an interest rate of 6% and a maturity date of July 1, 2023, and 257,545 of the Company’s common stock (the “Common Stock”), obtained by dividing $1,250,000 by the volume-weighted average price of the Company for the five consecutive trading days immediately prior to the closing date. In addition, the Purchase Agreement includes “earn-out” provisions under which the Company could become obligated to pay Parrut up to an additional $1,350,000 in the form of Common Stock (the “Earn-Out Consideration”). The Earn-Out Consideration Parrut may be entitled to is equal to 1.35 times the revenue derived or generated by Company or any of its affiliates from the Purchased Assets achieved during the twelve-month period immediately following the closing date.

The Purchase Agreement includes customary representations, warranties and covenants of the Company and Parrut. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement, and (iii) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

The Purchase Agreement also contains post-closing indemnification provisions pursuant to which Parrut has agreed to indemnify the Company against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

The foregoing is only a summary description of the Purchase Agreement and it does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company and Parrut executed a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), for resale, subject to certain limitations, shares issued to Parrut pursuant to the Purchase Agreement.

Following the six-month anniversary of the Purchase Agreement closing, and within the five-year period immediately following the six-month anniversary, Parrut is entitled to request that the Company register all or part of the shares of the Common Stock held by Parrut on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Parrut is also entitled to participate in certain registered offerings by the Company, subject to the terms and conditions in the Registration Rights Agreement. The Company will pay Parrut’s expenses in connection with Parrut’s exercise of these rights. The registration rights described in this paragraph apply to (i) all shares of Common Stock acquired by Parrut pursuant to the Purchase Agreement and the promissory note, and (ii) any securities into which such shares of the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company and any equity securities of the Company then outstanding that were issued or issuable as a dividend, stock split or other distribution with respect to or in replacement of such shares of Common Stock (the “Registerable Securities”). Such securities held by Parrut will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement; (ii) such Registrable Securities shall have been sold pursuant to Rule 144 under the Securities Act; (iii) such Registrable Securities may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) for a period of ninety days, or (iv) such Registrable Securities cease to be outstanding.

The foregoing is only a summary description of the Registration Rights Agreement and it does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 2.01.

Financial statements will not be filed in connection with the closing of the Purchase Agreement. Although the Company has determined it acquired a business, this purchase did not meet any of the conditions specified in Regulation S-X Rules 1-02(w) and 3-05(b) which would require the filing of financial statements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K with regard to the $1,750,000 promissory note (the “Note”) issued in connection with the closing of the Purchase Agreement is incorporated herein by reference.

The foregoing is only a summary description of the Note and it does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The 257,545 shares issued pursuant to the Purchase Agreement disclosed in Item 1.01 above were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

As previously disclosed, on July 2, 2021, the Company closed its firm commitment underwritten public offering (the “Offering”) of an aggregate of 2,400,000 units, with each unit consisting of one share of the Common Stock and one warrant each to purchase one share of Common Stock, at a public offering price of $5 per unit. In addition, on July 2, the Offering’s underwriter partially exercised its over-allotment option by purchasing additional warrants to purchase 360,000 shares of Common Stock.

On July 8, 2021, the Offering’s underwriter exercised the rest of its over-allotment option by purchasing 360,000 additional shares of Common Stock. All of the securities issued pursuant to the Offering were registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-249208) declared effective by the Securities and Exchange Commission on June 29, 2021 and a registration statement filed on June 29, 2021 relating to the initial registration statement and filed pursuant to Rule 462(b) promulgated under the Securities Act which became automatically effective upon filing (File No. 333-257540).

In connection with the closing of the Offering, on July 6, 2021 and July 9, 2021 the Company finalized the following issuances: (a) 1,489,437 shares of Common Stock issued to the fifty five (55) holders of the Company’s convertible debentures (the “Debenture Holders”) in exchange for all of the Company’s outstanding convertible debentures; (b) 1,489,437 warrants to purchase shares of Common Stock that are substantially similar to the warrants issued in the Offering. These warrants were issued to the Debenture Holders; and (c) 4,756,892 shares of Common Stock in exchange for (i) 376,275 outstanding shares of the Company’s Series D Preferred Stock, (ii) 645,845 outstanding shares of the Company’s Series E Preferred Stock, (iii) 46,847 outstanding shares of the Company’s Series F Preferred Stock, and (iv) 522,108 warrants previously held by holders of Series D Preferred Stock. In addition, one previous Series D holder will be issued a pre-funded warrant to purchase 587,945 shares of Common Stock with an exercise price of $0.01 per share. Following the issuance of the 4,756,892 shares of Common Stock there are no longer any Series D or Series F Preferred Stock shares outstanding and there are 86,000 shares of Series E Preferred Stock outstanding.

The new securities issued as described in the previous paragraph were not registered under the Securities Act but qualified for exemption under Section 3(a)(9) of the Securities Act. The new securities issued are restricted and no party was paid remuneration in connection with the exchange.

Following the issuance of (a) 6,503,874 shares of Common Stock as described in this Current Report on Form 8-K, (257,545 shares issued to the Parrut shareholders plus 1,489,437 shares issued to the Debenture Holders plus 4,756,892 shares issued to the Preferred Stock and warrant holders) and (b) the 360,000 over-allotment shares, the Company now has 13,551,721 shares of Common Stock outstanding.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Promissory Note issued to Parrut, Inc. on July 7, 2021.
10.1#	Asset Purchase Agreement dated as of July 7, 2021, among Recruiter.com Group, Inc., and Parrut, Inc., and individuals named therein.
10.2	Registration Rights Agreement, dated as of July 7, 2021, by and between Recruiter.com Group, Inc., and Parrut, Inc.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECRUITER.COM GROUP, INC.

Dated: July 12, 2021	By:	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer